UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 23, 2019
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)+6
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
As previously reported on a Form 8-K filed on October 31, 2018 by Fox Factory Holding Corp. (the “Company”), the Company plans to expand its manufacturing and operations capacity in Hall County, Georgia. In furtherance of the foregoing, on July 24, 2019, the Company, through its subsidiary, Fox Factory, Inc. (the “Owner”), entered into a Standard Form of Agreement Between Owner and Design-Builder (the “Original Agreement”) with Carroll Daniel Construction Company (the “Design-Builder”) and on December 23, 2019, the Owner and the Design-Builder entered into Amendment No. 1 to the Original Agreement (the “Amendment” and together with the Original Agreement, the “Design-Build Agreement”). Pursuant to the Design-Build Agreement, the Design-Builder will provide design and construction services related to an approximately 336,000 square foot facility located in Gainesville, Georgia.
The Company plans to use the facility for the manufacture of its products including vehicle shock absorbers. The Design-Build Agreement contains several design and construction milestone dates that began in June 2019. The Amendment includes a schedule that sets forth interim milestones, durations and material dates in relations to the performance and timing of the Design-Builder’s work. The Design-Build Agreement is subject to customary undertakings, covenants, obligations, rights, remedies and conditions.
Pursuant to and in accordance with the terms of the Design-Build Agreement and the Amendment, the Owner shall pay the stipulated sum of approximately $36.5 million for the Design-Builder’s performance of the Design-Build Agreement. Any additional costs will be addressed as they arise until the completion of the facility, which is currently expected to occur on or around August 31, 2020.
The foregoing description of the material terms of the Design-Build Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Design-Build Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit	Description
10.1	Standard Form of Agreement between Owner and Design-Builder, dated July 24, 2019 (the “Standard Form of Agreement”), by and between Fox Factory, Inc. and Carroll Daniel Construction Company.
10.2	Amendment No. 1 to the Standard Form of Agreement, dated December 23, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	December 30, 2019	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer